EXHIBIT 99.2

Pro Forma Financial Statements.

Unaudited Condensed Pro Forma Combined Financial Information

The accompanying unaudited pro forma financial information for the consolidated financial statements for the interim period ended September 30, 2012 and year ended December 31, 2011 presents the historical financial information of the accounting acquirer. The pro forma financial information is presented for information purposes only. Such information is based upon the standalone historical results of each company and does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

The following represents condensed pro forma revenue and earnings information for the interim period ended September 30, 2012 and year ended December 31, 2011 as if the acquisition of Trig Acquisition 1, Inc. and the recapitalization had occurred on the first day of the period.

Nine Months Ended
September 30, 2012
Revenues	$968,533

Net Income (Loss) applicable to common shareholders	$(1,583,129)

Earnings per share	$(0.19)

Weighted Average Shares Outstanding	8,442,300

Year Ended
December 31, 2011
Revenues	$1,422,064

Net Income (Loss) applicable to common shareholders	$(323,488)

Earnings per share	$(0.05)

Weighted Average Shares Outstanding	6,120,000

The unaudited, pro forma information depicted above reflect the impacts of expenses incurred in connection with the recapitalization.

INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On October 18, 2012 (the “Closing Date”), Trig Acquisition 1, Inc. (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) Grilled Cheese, Inc., a California corporation, (“Grilled Cheese”), (iii) GCT, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“GCT”); (iv) David Danhi, the majority shareholder of Grilled Cheese (“Majority Shareholder”) and (v) Michelle Grant, the minority shareholder of Grilled Cheese (“Minority Shareholder”, together with the Majority Shareholder, the “Grilled Cheese Shareholders”). Pursuant to the terms of the Exchange Agreement: (1) the Majority Shareholder transferred to GCT all of the shares of Grilled Cheese held by such shareholder in exchange for the issuance of 4,275,000 shares of the Company’s common stock, par value $.001 per share (each a “Share” and collectively, the “Common Stock”); and (2) the Minority Shareholder transferred all of the shares of Grilled Cheese held by the Minority Shareholder in exchange for $500,000 and 845,000 shares of the Company’s Common Stock (the “Share Exchange”).

On October 18, 2012, the Company completed an initial closing (the “Initial Closing”) of a “best efforts” private offering of up to $5,000,000 (the “Offering”) of Units (as defined below) with a group of accredited investors (the “Purchasers”) for total gross proceeds to us of $1,050,000. Pursuant to a subscription agreement with the Purchasers (the “Subscription Agreement”), we issued to the Purchasers units consisting of (i) 10% Convertible Senior Secured Notes (the “Notes”) and (ii) warrants (the “Warrants”) to purchase shares (the “Warrant Shares” and together with the Notes and the Warrants, the “Securities”) of our Common Stock at an exercise price of $2.00 per share. Each Unit consists of a Note, in the principal face amount of $25,000, and Warrants to purchase 12,500 Shares (the “Units”).

The unaudited pro forma consolidated balance sheet of the Registrant as of September 30, 2012 is presented as if the acquisition occurred as of date of the Balance Sheet. The unaudited pro forma consolidated statement of operations of the Registrant for the nine month period ended September 30, 2012 gives effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transactions occurred as of the earliest date of the period presented.

Pro Forma Balance Sheet as of 9/30/12	TRIG Acquisition 1, Inc.	Grilled Cheese, Inc	Pro Forma Adjustments		Pro Forma Combined

Assets
Cash and cash equivalents:
Cash and cash equivalents	$-	77,191	447,500	C	524,691
Other current assets	-	13,801	-		13,801
Total Current Assets	-	90,992	447,500		538,492
Property and equipment, net	-	29,523	-		29,523
Other assets	-	5,000	102,500	B	107,500
Total Assets	$-	125,515	550,000		675,515

Liabilities and Stockholders’ Equity
Accrued compensation payable	$-	22,549	-		22,549
Short term debt	177,245		-		177,245
Accounts payable and accrued expenses	445,726	45,786	-		491,512
Total Current Liabilities	622,971	68,335	-		691,306
Long term note	-	36,158	947,561	B	983,719
Total Liabilities	622,971	104,493	947,561		1,675,025

Stockholders’ Equity
Common stock	3,323	3,000	1,797	A	8,120
Preferred stock	-	-	-	A	-
Additional paid-in capital	1,010,538	17,966	(1,638,629)	A	(610,125)
	-	-	(500,000)	A	(500,000)
			102,439	B	102,439
Accumulated deficit	(1,636,832)	56	1,636,832	A	56
Total common stockholders’ equity	(622,971)	21,022	(397,561)		(999,510)
Non-controlling interest	-	-	-		-
Total Stockholders’ Equity	(622,971)	21,022	(397,561)		(999,510)
Total Liabilities and Stockholders’ Equity	$-	125,515	550,000		675,515

				Additional
		Preferred	Common	Paid-in	Accumulated
		Stock	Stock	Capital	Deficit	Total
	Stockholders' equity
A	Issuance of 4,275,000 Trig Shares, par value $0.001	-	4,275	(4,275)		-
	Issuance of 845,000 Trig Shares, par value $0.001	-	845	(845)	-	-
	Payment to GCT minority holder of $500,000 for GCT shares			(500,000)	-	(500,000)
	Eliminate Trig preferred and common stock, additional paid in capital and accumulated deficit	-	(3,323)	(1,633,509)	1,636,832	-

		-	1,797	(2,138,629)	1,636,832	(500,000)

		Long		Additional
		Term	Debt	Paid-in	Other
		Debt	Discount	Capital	Assets

B	Private Placement Offering		-		(1,050,000)
	Issuance of Convertible Notes 10% coupon and $1.00 conversion price	(1,050,000)	-	-
	Legal and consulting cost related to the Private Placement		-		102,500
	Issuance of warrants concurrent with the notes (1)		(102,439)	102,439	-

		(1,050,000)	(102,439)	102,439	(947,500)

		Cash
C	Impact on Cash
	Issuance of Convertible Notes 10% coupon and $1.00 conversion price	1,050,000
	Payment to GCT minority holder of $500,000 for GCT shares	(500,000)
	Legal and consulting cost related to the Private Placement	(102,500)

		447,500

(1)	The Company accounts for the beneficial conversion feature (“BCF”) and warrant valuation in accordance with FASB ASC 470-20, Debt with Conversion and Other Options. The Company records a BCF feature related to the issuance of convertible debt that have conversion features at fixed rates that are in-the-money when issued and the fair value of warrants issued in connection with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to warrants, based on their relative fair value, and as a reduction to the carrying amount of the convertible debt equal to the intrinsic value of the conversion feature. The discount recorded in connection with the BCF and warrant valuation is recognized as non-cash interest expense and is amortized over the term of the convertible note.

The warrants issued are based on the Black Scholes Model using the following assumptions:

Exercise price:	$2.00
Market price at date of issue:	$0.50
Expected volatility:	80%
Term:	3 years
Risk-free interest rate:	0.6%

	Pro Forma Income Statement for the Period Ended 9/30/12	TRIG Acquisition 1, Inc.	Grilled Cheese, Inc	Pro Forma Adjustments		Pro Forma Combined

	Revenues:
	Food and beverage sales	$-	$968,533	$-		$968,533

	Cost of sales
	Food and beverage	-	263,733	-		263,733
	Food and truck expenses	-	321,826	-		321,826
	Commissary kitchen expenses	-	41,621	-		41,621
	Total cost of sales	-	627,180	-		627,180

	Operating margin	-	341,353	-		341,353

	Expenses:
	General and administrative	1,252,440	339,308	-		1,591,748
	Total expenses	1,252,440	339,308	-		1,591,748

	Interest expense, net	201,719	1,130	129,985	A	332,834

	Income before provision for income tax	(1,454,159)	915	(129,985)		(1,583,229)

	Provision for income tax		(100)			(100)

	Net income	$(1,454,159)	$1,015	$(129,985)		$(1,583,129)

	Earnings per share - basic and dilutive	$(0.44)	$5.08	$(0.03)		$(0.19)

	Weighted Average Shares Outstanding	3,322,500	200	5,119,600		8,442,300

A	Interest expense on convertible debt	Total Interest Expense
	Face value of convertible debt $1,050,000 multiplied by coupon of 10% x 9 months	$78,750
	Amortization of debt discount and legal and consulting costs (9 out of 36 months)	51,235
	Total	$129,985

Reconciliation of Common Stock Outstanding

Shares Outstanding September 30, 2012 - Pre Merger	3,322,500
Cancellation of shares per merger agreement	(200)
Shares Issued to existing stock holders in connection with share exchange	5,120,000
Shares Outstanding September 30, 2012- Post Merger	8,442,300

The unaudited pro forma consolidated statement of operations of the Registrant for the year ended December 31, 2011 gives effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transactions occurred as of the earliest date of the period presented.

	Pro Forma Income Statement for the Year Ended 12/31/11	TRIG Acquisition 1, Inc.	Grilled Cheese, Inc	Pro Forma Adjustments		Pro Forma Combined

	Revenues:
	Food and beverage sales	$-	$1,422,064	$-		$1,422,064

	Cost of sales
	Food and beverage	-	410,199	-		410,199
	Food and truck expenses	-	541,186	-		541,186
	Commissary kitchen expenses	-	118,701	-		118,701
	Total cost of sales	-	1,070,086	-		1,070,086

	Operating margin	-	351,978	-		351,978

	Expenses:
	General and administrative	170,185	330,236	-		500,421
	Total expenses	170,185	330,236	-		500,421

	Interest expense, net		1,432	173,313	A	174,745

	Income before provision for income tax	(170,185)	20,310	(173,313)		(323,188)

	Provision for income tax		300			300

	Net income	$(170,185)	$20,010	$(173,313)		$(323,488)

	Earnings per share - basic and dilutive	$(0.17)	$100.05	$(0.03)		$(0.05)

	Weighted Average Shares Outstanding	1,000,000	200	5,119,800		6,120,000

A	Interest expense on convertible debt	Total Interest Expense
	Face value of convertible debt $1,050,000 multiplied by coupon of 10%	$105,000
	Amortization of debt discount and legal and consulting costs (12 out of 36 months)	68,313
	Total	$173,313

Reconciliation of Common Stock Outstanding

Shares Outstanding December 31, 2011 - Pre Merger	1,000,200
Cancellation of shares per merger agreement	(200)
Shares Issued to existing stock holders in connection with share exchange	5,120,000
Shares Outstanding December 31, 2011 - Post Merger	6,120,000

In the opinion of the Registrant and the management of Grilled Cheese, Inc., all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Acquisition actually been consummated as of the dates indicated or of the results that may be obtained in the future.

These pro forma consolidated financial statements and notes thereto should be read in conjunction with the Registrant’s financial statements and the notes thereto as of and for the year ended December 31, 2011 and the nine month period ended September 30, 2012.

(A) BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements have been prepared to reflect stock recapitalization of the Registrant and Grilled Cheese, Inc. These unaudited pro forma consolidated financial statements are based on the historical financial statements of the Registrant and Grilled Cheese, Inc. The historical financial statements of the Registrant and Grilled Cheese, Inc. have been prepared in conformity with US GAAP.